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                                                                EXHIBIT 23.1

                            CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-71578) pertaining to the Employee New Stock Purchase Plan, as amended, the Registration Statement (Form S-8 Number 33-71580, 33-35640 and 2-98541) pertaining to the 1990 Amended and Restated Stock Option Plan, as amended, the Registration Statement (Form S-8 Number 33-71484) pertaining to the 1993 Stock Option Plan for Outside Directors, and the Registration Statement (Form S-8 Number 33-17194) pertaining to the 1985 Restricted Value Stock Plan, as amended of Grubb & Ellis Company and Subsidiaries of our report dated August 18, 1997, with respect to the financial statements of Grubb & Ellis Company and Subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

Chicago, Illinois
September 23, 1997